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February 23, 1996                                           EXHIBIT 11(a)




Asset Management Fund, Inc.
111 East Wacker Drive
Chicago, Illinois  60601

Ladies and Gentlemen:


     We hereby consent to the reference to our name under the heading "Counsel and Independent Accountants" in the Statements of Additional Information contained in Post-Effective Amendment No. 26 to the registration statement of Form N-1A under the Securities Act of 1933 for Asset Management Fund, Inc. (File No. 2-78808) and to the filing of this consent as an exhibit to the registration statement.


                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ



                           By:  /s/ Cathy G. O'Kelly
                                ------------------------------
                                        Cathy G. O'Kelly